Exhibit 99.1
Virgin Orbit Announces Third Quarter 2022 Financial Results

Business Highlights:

•July 1, 2022 delivered seven satellites for the Department of Defense Space Test Program (STP) - fourth consecutive successful launch
•Strong Q3 revenue - $30.9 million
•Signed multi-year launch contract with Spire Global
•Signed international spaceport agreements with Australia, Luxembourg, and South Korea
•LauncherOne system on-site at Spaceport Cornwall for upcoming UK launch
•$25 million investment from Virgin Investments, a part of the Virgin Group

LONG BEACH, Calif. – November 7, 2022 – Virgin Orbit (Nasdaq: VORB) (“Virgin Orbit” or the “Company”), today announced its financial results for the third quarter ended September 30, 2022.

Virgin Orbit’s Chief Executive Officer, Dan Hart, commented, “We have had a very productive quarter – reporting strong revenues as well as signing several key international partnerships and commercial deals. We continue to scale production in our Long Beach manufacturing facility as we prepare to meet higher launch rates.

Our recent “Straight Up” mission built on our track record of 100% mission success in our first eighteen months of operations, bringing our total to thirty-three satellites precisely delivered into their target orbits.”

Mr. Hart continued, “Having deployed the LauncherOne system to Cornwall, we have demonstrated the mobility and flexibility of our launch platform. Our world class team continues to drive efficiency, and productivity gains while we scale the business.”

Third Quarter 2022 Financial Highlights:

•Revenue of $30.9 million, compared to $0.0 million in third quarter 2021.
•Net loss of $43.6 million, compared to a net loss of $38.6 million in third quarter 2021.
•Adjusted EBITDA of ($42.9 million), compared to ($32.8 million) in the same prior year period.
•Net cash used from operations of $45.7 million, compared to $34.5 million used in the same prior year period, as the Company continues to invest in the business.
•Capital expenditures of $6.9 million, compared to $5.0 million in the same prior year period.
•Free cash flow of ($52.5 million), compared to ($39.5 million) in the same prior year period.
•Cash and cash equivalents of $71.2 million as of September 30, 2022.
•Binding backlog agreements was approximately $143.1 million.

2023 Priorities:

•More than double 2022 launch rate
•Increase revenue per launch through our proven value proposition – offering premium mission unique solutions
•Continue to ramp, scale and drive production efficiency gains
•Expand backlog in launch, international spaceports, and key defense applications such as responsive launch, missile defense targets, and hypersonics

Exhibit 99.1

Conference Call Information:

The Company will conduct a conference call starting at 4:30 pm ET on Monday, November 7, 2022 to review the results for the third quarter ended September 30, 2022 and provide a business update.

A live webcast and replay will be available at https://investors.virginorbit.com/news-events/ir-calendar.

ABOUT VIRGIN ORBIT
Virgin Orbit operates one of the most flexible and responsive space launch systems ever built. Founded by Sir Richard Branson in 2017, the company began commercial service in 2021, and has already delivered commercial, civil, national security, and international satellites into orbit. Virgin Orbit’s LauncherOne rockets are designed and manufactured in Long Beach, California, and are air-launched from a modified 747- 400 carrier aircraft that allows Virgin Orbit to operate from locations all over the world in order to best serve each customer’s needs.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s expectations for certain operational and financial results for the year ending December 31, 2022, expectations as to the rate and timing and success of future launches, expectations as to the anticipated benefits of the Company’s air launch capabilities, and anticipated growth. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the Company’s ability to access adequate sources of capital and continue as a going concern; its ability to grow market share in the developing space economy; its ability to convert backlog and potential revenue into revenue; its expected timing for and success of future missions; market acceptance of its current and planned products and services and ability to achieve sufficient production volumes and anticipated mission timing, as well as the factors, risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”), as well as in the Company’s subsequent filings with the SEC, including but not limited to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, accessible on the SEC’s website at www.sec.gov and the Investor Information section of the Company’s website at www.virginorbit.com. These filings identify and address other important risks and uncertainties that could cause the Company’s actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Virgin Orbit assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Virgin Orbit gives no assurance that it will achieve its expectations.

Exhibit 99.1
INQUIRIES:

Media, Virgin Orbit:
Alison Patch, Senior Director of Communications
Alison.patch@virginorbit.com
949-616-2504

Investor Relations, Virgin Orbit:
Stephen Zhang, Vice President of Investor Relations
Stephen.Zhang@virginorbit.com
562-384-4400

Exhibit 99.1

Third Quarter 2022 Financial Results
VIRGIN ORBIT HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenue	$30,907	$2	$33,023	$7,230
Cost of revenue	40,396	8,697	61,264	25,370
Gross loss	(9,489)	(8,695)	(28,241)	(18,140)
Selling, general and administrative expenses	30,745	27,163	91,016	67,126
Research and development expenses	10,263	9,035	30,201	38,482
Operating loss	(50,497)	(44,893)	(149,458)	(123,748)
Other income, net:
Change in fair value of equity investments	(340)	4,852	(9,160)	4,852
Change in fair value of liability classified warrants	4,182	—	15,862	—
Change in fair value of convertible note	3,153	—	3,153	—
Interest expense, net	(508)	(6)	(588)	(19)
Other income	367	1,457	690	3,352
Total other income, net:	6,854	6,303	9,957	8,185
Loss before income taxes	(43,643)	(38,590)	(139,501)	(115,563)
Provision for income taxes	—	—	4	—
Net loss	(43,643)	(38,590)	(139,505)	(115,563)

Other comprehensive loss
Foreign currency translation adjustment	(31)	(82)	(120)	(102)
Total comprehensive loss	$(43,674)	$(38,672)	$(139,625)	$(115,665)

Net loss per share:
Basic and diluted	$(0.13)	$(0.13)	$(0.42)	$(0.41)

Weighted average shares outstanding
Basic and diluted	335,416,139	294,124,548	335,101,146	283,496,703

Exhibit 99.1
VIRGIN ORBIT HOLDINGS, INC.
Condensed Consolidated Balance Sheets
As of September 30, 2022 and December 31, 2021
(In thousands, except per share data)

	As of
	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$71,194	$194,154
Restricted cash	—	828
Accounts receivable, net	1,977	2,080
Inventory	69,229	33,927
Prepaid expenses and other current assets	12,708	7,789
Total current assets	155,108	238,778
Property, plant and equipment, net	69,840	61,425
Right-of-use assets	13,312	14,685
Investments	4,338	13,498
Other noncurrent assets	380	3,354
Total assets	$242,978	$331,740

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$19,728	$10,334
Current portion of lease obligation	1,455	1,642
Current portion of provision for contract losses	8,054	—
Accrued liabilities and other current liabilities	25,094	23,832
Deferred revenue	17,927	12,150
Total current liabilities	72,258	47,958
Lease obligation, net of current portion	12,800	14,078
Deferred revenue, net of current portion	9,165	28,991
Convertible note	44,147	—
Public and private placement warrant liabilities	4,326	20,188
Provision for contract losses, net of current portion and other long-term liabilities	10,795	7,555
Total liabilities	153,491	118,770
Commitments and contingencies (Note 17)
Stockholders’ equity
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 2,000,000,000 shares authorized; 336,145,621 and 334,919,914 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively.	36	34
Additional paid-in capital	1,049,533	1,033,393
Accumulated deficit	(959,959)	(820,454)
Accumulated other comprehensive loss	(123)	(3)
Total stockholders’ equity	89,487	212,970
Total liabilities and stockholders’ equity	$242,978	$331,740

Exhibit 99.1
VIRGIN ORBIT HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2022 and 2021
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(139,505)	$(115,563)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	11,954	8,308
Depreciation and amortization	9,646	10,783
Inventory write-down	298	1,569
Gain on sale of fixed asset disposal	(90)	—
Write-off of right-of-use assets	70	—
Non-cash investment in Sky and Space	—	(1,706)
Change in fair value of equity investments	9,160	(4,852)
Change in fair value of liability classified warrants	(15,862)	—
Change in fair value of convertible note	(3,153)	—
Changes in operating assets and liabilities:
Accounts receivable	103	2,035
Inventory	(24,305)	(24,345)
Prepaid expenses and other current assets	(4,888)	(5,267)
Deferred transaction costs	—	(230)
Other noncurrent assets	2,977	78
Due to related party, net	(74)	(83)
Accounts payable	9,391	5,127
Other long-term liabilities	(966)	(727)
Accrued liabilities	1,335	1,608
Deferred revenue	(14,049)	11,681
Other, net	(33)	(110)
Net cash used in operating activities	(157,991)	(111,694)
Cash flows from investing activities:
Purchase of property and equipment	(17,115)	(16,791)
Purchase of investment in Arqit	—	(5,000)
Proceeds from sale of property and equipment	90	—
Net cash used in investing activities	(17,025)	(21,791)
Cash flows from financing activities:
Payments of finance lease obligations	(227)	(187)
Proceeds from the exercise of stock options	1,455	1,733
Advances to stock option holders	—	18
Parent Company contributions	—	137,141
Proceeds from convertible note	50,000	—
Net cash provided by financing activities	51,228	138,705
Net (decrease) increase in cash and cash equivalents and restricted cash	(123,788)	5,220
Cash and cash equivalents and restricted cash at the beginning of the period	194,982	26,786
Cash and cash equivalents and restricted cash at the end of the period	$71,194	$32,006

Cash and cash equivalents	$71,194	$31,178
Restricted cash	—	828
Cash and cash equivalents and restricted cash	$71,194	$32,006

Exhibit 99.1
Virgin Orbit Holdings, Inc.
Use of Non-GAAP Financial Measures
(Unaudited)
Reconciliation of Adjusted (Non-GAAP) Results

This press release references Adjusted EBITDA and free cash flow, financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (GAAP). The Company defines Adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation expense, and certain other items the Company believes are not indicative of its core operating performance. The Company defines free cash flow as net cash used in operating activities less capital expenditures. Non-GAAP financial measures are not a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting Adjusted EBITDA and free cash flow provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of Adjusted EBITDA, and free cash flow or any other non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

A reconciliation of the Company’s free cash flow guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Adjusted EBITDA Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In thousands)
Net Loss	$(43,643)	$(38,590)	$(139,505)	$(115,563)

Stock-based compensation	$5,508	$5,560	11,954	8,308
Depreciation and amortization	3,079	3,547	9,646	10,783
Inventory write-down	(1,283)	1,569	298	1,569
Write-off of ROU assets	—	—	70	—
Gain on sale of fixed asset disposal	(90)	—	(90)	—
Non-cash investment in Sky and Space	—	—	—	(1,706)
Change in fair value of equity investments	340	(4,852)	9,160	(4,852)
Change in fair value of liability classified warrants	(4,182)	—	(15,862)	—
Change in fair value of convertible note	(3,153)	—	(3,153)	—
Interest expense, net	508	6	588	19
Provision for income taxes	—	—	4	—
Adjusted EBITDA	$(42,916)	$(32,760)	$(126,890)	$(101,442)

Exhibit 99.1

Free Cash Flow Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In thousands)
Net cash used in operating activities	$(45,676)	$(34,451)	$(157,991)	$(111,694)
Capital expenditures	(6,858)	(5,042)	(17,115)	(16,791)
Free cash flow	$(52,534)	$(39,493)	$(175,106)	$(128,485)